As filed with the Securities and Exchange Commission on June 1, 1999 Registration No. 002-97360-A

FORM S-4

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIGHT MANAGEMENT GROUP, INC.
FORMALLY KNOWN AS:  TRITON ACQUISITION CORP.

(Name of small business issuer in its charter)
	3060 Mainway drive, Suite 301, Burlington, Ontario, Canada L7M1A3; Telephone (905) 319-1111
	(Address and telephone number of Registrants principal executive offices and principal place of business)

Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200
Las Vegas, Nevada  89102
(702) 732-2253
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

CALCULATION OF REGISTRATION FEE

Title of each
class of
securities to
be registered
Amount to be
registered (1)
Proposed
maximum
offering price
per unit (12)
Proposed
maximum
aggregate
offering price
Amount of
registration
fee
Common shares
10,500,000
$1.00 US
$3,000,750 US
$688.00















(1) This Registration Statement relates to the securities of the Registrant to be issued to the shareholders of Light Management Group, Inc. (Light) and Laser Show Systems (Canada), Ltd. (Laser), pursuant to an Agreement and share exchange dated May 19, 1999.
(2) Estimated solely for purposes of calculating the registration fee. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
LIGHT MANAGEMENT GROUP, INC.

CROSS REFERENCE SHEET
(Showing Location in the Prospectus/Proxy of Information
Required by Items 1 through 19, Part I, of Form S-4)

Item in Form S-4	Prospectus/Proxy Caption

1.
Front of Registration Statement and
Outside Front Cover of Prospectus
Facing Page of Registration Statement;
Outside Front Page of Prospectus
2.
Inside Front and Outside Back Cover
Pages of Prospectus
Inside Front Cover Page of Prospectus;
Outside Back Page of Prospectus
3.
Summary Information and Risk Factors
Prospectus Summary; Risk Factors
4.
Terms of Transaction
Prospectus Summary.  The Merger; The
Transaction; Tax Consequences
5.
Pro Forma Financial Information
Pro Forma Financial Information
6.
Material Contacts with Company Being
Acquired
Management; Certain Transaction
7.
Re-offering by Persons deemed
Underwriters
Shares Eligible for Future Sale
8.
Interest of Named Experts and Counsel
Experts; Legal Matters
9.
Disclosure of Commission Position on
Indemnification for Securities Act
Liabilities
Indemnification of Directors and
Officers
14.
A. Description of Business
Light/Business

B. Description of Property
Properties

C. Legal Proceedings
Legal Proceedings
17.
Information regarding LASER
The Companies; Certain Transactions
LASER/Business
18.
Information if Proxies, Consents or
Authorizations are to be Solicited
Proxy Information
SUBJECT TO COMPLETION, DATED June 1, 1999
PROSPECTUS/PROXY STATEMENT
LIGHT MANAGEMENT GROUP, INC.
A Nevada Corporation

This Prospectus/Proxy relates to the proposed merger between LIGHT MANAGEMENT GROUP, INC. (LIGHT) with LASER SHOW SYSTEMS (CANADA),
LTD., (LASER), pursuant to an Agreement and Plan of Merger dated May
19, 1999.

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION and RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus/proxy shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prior to this registration, there has been no public market for the shares of Common Stock other than trading on the Over-the Counter Bulletin Board. See RISK FACTORS and DESCRIPTION OF SECURITIES. LIGHTs Common Stock, symbol LMGR, is currently being traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ), although there can be no assurances that an active trading market will continue in the future. Additionally, LIGHT is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS).

The date of this Prospectus/Proxy Statement is June 1, 1999.


AVAILABLE INFORMATION
LIGHT filed a Form 10QSB with the Securities and Exchange Commission (the Commission) on April 9, 1999, and is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act) and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the Commission).
Reports and other information filed by LIGHT can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has filed with the Commission a registration statement on Form S-4 (herein together with all amendments and exhibits referred to as the Registration Statement) under the Securities Act of 1933, as amended (the Act) of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement. LIGHTs Form 10QSB is hereby incorporated herein by reference. This includes the following Exhibits:

3.1
Articles of Incorporation of Light
3.2
By-Laws of Light
4.1
Share Purchase Agreement
4.2
Share Exchange Agreement
4.3
Articles of Share Exchange
4.4
Consent of Directors of Light
4.5
Consent of Directors of Laser

LIGHT will provide copies of its Form 10QSB and any exhibit upon request made to LIGHTs offices, as identified herein.

ITEM 3.	PROSPECTUS/PROXY SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

THE COMPANIES

Light Management Group, Inc. (Light) was organized under the laws of the State of Nevada on April 20, 1998 under the name Triton
Acquisition Corp.   Our primary activity has been directed toward
growth through merger and acquisition of high technology companies that utilize the unique properties of light. Triton Acquisition Corp. was a vehicle designed to be acquired by a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board (OTC BB). Laser was incorporated in Ontario Canada in September 1998. Lasers primary activity has been directed toward using a patented technique to acoustically manage light. Laser sells and markets this system of light projections that emanate graphics in a colorful and attractive design that is utilized as a marketing technique. With up to 1024 points per object, each object can be displayed with 64 different colors, from a palette of 16.7 million colors. Each palette can be changed continuously to get smooth color changes, fades, color cycling, etc. Software features allow objects to be positioned, rotated, sized, scaled, and distorted. Including, the mapping of objects onto surfaces (i.e. a logo can be put on a waving flag). The software and laser allows the appearance of animated text to fly through the air and/or flying over a landscape. The applications for this product are numerous, including entertainment packages, display of logos, and advertising.

From its inception to the present the business was operated as a private entity. Its current President and Chief Executive Officer Barrington L. Simon has been recruiting personnel, developing the technological structure necessary to operate the laser system, including the process orders, building operating structure, establishing distributor relationships necessary to fulfill the orders.

Light, formally known as Triton Acquisition Corp., plans to expand its holdings through the merger and acquisition of promising high technology companies. Once the acquisitions have been deemed by the Board of Directors to be of such strength as to warranting a possible sale and/or distribution to become a self-standing publicly traded company.

Lights executive offices are located at 3060 Mainway drive, Suite
301, Burlington, Ontario, Canada L7M1A3.

LASERs executive offices are located at 3060 Mainway drive, Suite
301, Burlington, Ontario, Canada L7M1A3.

THE MERGER SUMMARY

Light has entered into an Exchange Agreement and Plan of Reorganization with LASER. LASER has been acquired by Light through an exchange of shares with LASER, which is now a wholly owned subsidiary of Light. The Reorganization/Exchange requires Light to issue 3,000,000 shares of common stock from treasury, $.001 par value, to the existing shareholders of LASER for 100% of all shares of common stock of LASER, $0.01 par value.

The Board of Directors of Light and LASER unanimously voted in favor of the Reorganization/Exchange at a special meeting held May 19, 1999.

Securities Outstanding Prior to the Offering:  Light Common Stock
 10,000,000 Shares

Subsequent to the Offering: Light Common Stock 13,000,000 Shares
RISK FACTORS
THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT IN THE COMPANY. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.
Dependence Upon Management. After the Merger, we will be substantially dependent upon the personal efforts and ability of our President, Secretary, and Directors, Barrington L. Simon, Bryan Latimer and Ian Brock.

The loss or inability of Barrington L. Simon, Bryan Latimer and Ian Brock to perform any of their respective duties may have a serious adverse effect upon our activities and could significantly delay the achievements of our economic goals. (See MANAGEMENT).

Requirement of Audited Financial Information for Businesses That May Be Acquired. We will be subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to our business affairs. Should we contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to us. We may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to us.

No Assurance of continued NASD Listing. Subsequent to this Offering, there are no assurances that a public trading market shall continue to exist for the Common Stock of LIGHT. There can be no assurances that a public trading market for the Common Stock will be sustained.
 Although we anticipate that it will continue on the OTC BULLETIN BOARD. Consequently, there can be no assurance that a regular trading market, other than OTC trading, for our securities will develop in the future. If a trading market does in fact develop for the securities offered hereby, there can be no assurance that it will be maintained. If for any reason such securities fail to maintain their listing on OTC BB, the listing is not maintained, or a public trading market ceases to exist, holders of such securities may have difficulty in selling their securities should they desire to do so.

Dilution. With the completion of the Reorganization/Exchange the net tangible book value per share of Lights Common Stock will be $.077, representing an immediate increase of approximately $.07 in net tangible book value, or 1,000%.

Dividends. Light as of the date of this registration has paid no dividends on its Common Stock since its inception. However, Light does intend to pay dividends on its Common Stock in the foreseeable future. Light hereby reserves the right to determine what if any distribution shall be considered a dividend, within the confines of state and federal law. Any earnings which Light may realize in the foreseeable future may be retained for the benefit of Light and to finance its economic growth (See DESCRIPTION OF SECURITIES).

Loss of Control of Laser by Present Shareholder After Offering. Since the completion of the Reorganization/Exchange, Lasers present shareholders own less than 34% of the shares issued and outstanding of the parent company Light. Accordingly, as a practical matter, Lasers present shareholders no longer are in a position to elect all of our directors and control its policies. (See DILUTION, and PRINCIPAL SHAREHOLDERS).

Shares Available for Resale. The 10,500,000 shares of our Common Stock will be free trading securities and, in the future, may be sold in compliance with Rule 144 adopted under the Securities Act, as amended. Possible or actual sales of our Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of our Common Stock in any market which is in existence or may develop (See DILUTION and CERTAIN TRANSACTIONS).

ITEM 4.	TERMS OF TRANSACTION
THE SPECIAL MEETING

If necessary, special meeting of the shareholders of Light and LASER will be held at the executive offices of Light at 3060 Mainway drive, Suite 301, Burlington, Ontario, Canada L7M1A3, on June 30, 1999 at 12 noon, Eastern Standard Time.

At the special meeting, holders of LIGHT/LASER shares will affirm and vote upon (i) a proposal to adopt the Exchange Agreement and Plan of Reorganization attached as Schedule A to this Prospectus/Proxy (the Reorganization/Exchange) providing for LASER, becoming a wholly owned subsidiary of LIGHT, and the issuance to LASER shareholders of 3,000,000 common shares of Light issued from treasury for 100% of LASERs issued and outstanding capital structure, in connection therewith, (ii) any other matters that may properly come before the special meeting.

The record date for the special meeting is June 30, 1999  (the
Record Date).

The vote of the holders of a majority of the outstanding shares of Light and LASER Common Stock entitled to vote shall be taken to affirm and adopt in its entirety the Reorganization/Exchange
Agreement.

All shares of LIGHT and LASER Common Stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance
with the instructions indicated on such proxies.   If no
instructions are indicated, such proxies will be voted for the adoption of the Reorganization/Exchange Agreement.

Any proxy given may be revoked by the person giving it at any time, without affecting any vote previously taken, by (i) giving notice to the Secretary of LASER in writing or in open meeting or (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of LASER before the taking of the vote at the special meeting. Any written notice of revocation or subsequent proxy should be sent and delivered to LIGHT or LASER as the case may be, Attention: Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the special meeting.

THE TRANSACTION

LASER has exchanged 100% of its issued and outstanding common shares for 3,000,000 common shares of LIGHT, issued from Lights authorized but unissued treasury stock. LASER has become a wholly owned subsidiary of LIGHT.

In accordance with the Reorganization/Exchange Agreement, on its effective date, the officers and directors of LIGHT resigned, and were replaced by Barrington L. Simon, Bryan Latimer and Ian Brock who shall remain as officers and directors of LIGHT.

On the effective date of the Reorganization/Exchange Agreement, each of the outstanding shares of LASER common stock were exchanged for 3,000,000 shares of LIGHT common stock. After the Reorganization/Exchange, there are 13,000,000 shares of LIGHT shares outstanding.

TAX CONSEQUENCES

The Reorganization contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section
368(A) of the Internal Revenue Code of 1986, as amended.

ITEM 5.	PRO-FORMA FINANCIAL INFORMATION

Please see attached audited financial statements for Light and Laser.

ITEM 6.	MATERIAL CONTACTS WITH COMPANY BEING ACQUIRED

Pursuant to the Agreement and Plan of Reorganization/Exchange with LASER, 100% of the outstanding common stock of LASER has been exchanged for shares of Lights common stock based on a value of $1.00 US per share.

ITEM 7.	REOFFERING BY PERSONS DEEMED UNDERWRITERS

Since the consummation of this Reorganization/Exchange, Light has 13,000,000 shares of Common Stock outstanding. Of these shares, the 10,500,000 shares issued in the Reorganization/Exchange are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with us) which will be Subject to the limitations of Rule 144 adopted under the Act.

ITEM 8.	INTEREST OF NAMED EXPERTS AND COUNSEL

	No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

ITEM 9.	DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

The bylaws of LIGHT do provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of LASER do provide for such indemnification, and management intends that the bylaws of each company shall provide for indemnification of officers and directors to the extent permitted by Nevada law for LIGHT and by Canadian law for LASER.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 14.	INFORMATION WITH RESPECT TO REGISTRANT
LIGHT BUSINESS

Light was organized under the laws of the State of Nevada on April 20, 1998 under the name Triton Acquisition Corp. The Board of Directors of Triton Acquisition Corp. changed its name to Light Management Group, Inc. at a special meeting of the Board held on May 19, 1999. Since inception, Lights primary activity has been directed to organizational efforts. Triton Acquisition Corp. was designed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

DILUTION

The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.

At May 19, 1999, we had outstanding an aggregate of 10,000,000 shares of Common Stock having an aggregate net tangible book value of $(54.51)or $(.0054) per share. After giving effect to the 3,000,000 shares to be issued in connection with the Reorganization/Exchange, the pro forma net tangible book value of the Common Stock would be $1,002,489 or approximately $.077 per share. This represents an immediate increase in pro forma net tangible book value of $.072 per share.

Additionally, Light may, in the future, issue shares of its Common Stock for whatever business purposes we deem valid. Such issuances of shares of Common Stock, including shares issuable pursuant to a company stock option plan, may result in a further dilution of the interest of our shareholders as well as the percentage of ownership of purchasers of shares in this Offering.

CAPITALIZATION

The following table sets forth the capitalization of LIGHT as of May 19, 1999 and as adjusted to give effect to the securities currently issued and outstanding, and the issuance of securities in connection with the Reorganization/Exchange. For a description of the Common Stock see DESCRIPTION OF SECURITIES.


Actual
As Adjusted
Short Term Debt
$0
$0
Shareholders Equity:
Common Stock, $.001 par value;
100,000,000 shares authorized;
10,000,000 shares issued and
outstanding;
13,000,000 shares issued as adjusted
$200,000
$260,000
Paid in Capital
$285,715
$371,429.50
Retained Earnings
$0
$0
Total Shareholders Equity
$485,715
$631,429.50
Total Capitalization
$485,715
$631,429.50

SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Companys Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See
FINANCIAL STATEMENTS.



LIGHT MANAGEMENT GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)
YEAR ENDED MARCH 31, 19991




1998
1999
SUMMARY OF OPERATING REVENUES


$  0
$  0
General, selling and
administrative expenses


$  0
$  0
Net profit per common share


$  0
$  0
Summary balance sheet data


$  0
$  0
Total assets


$  0
$  0
(1) May 19, 1999, total assets were $ 0 due to repayment of a long-term note of $5,451 in 1999.

MANAGEMENT

As of May 19, 1999, the Board of Directors and officers consisted of Barrington L. Simon, Bryan Latimer and Ian Brock.

Name / Title / Address
Age
Start of Term
on LIGHT Board
Start of Term on
LASER Board
Barrington L. Simon
President; Chief Executive
Officer and Director
3060 Mainway, Suite 310
Burlington, Ontario Canada
L7M1A3

Bryan Latimer

Ian Brock
53




34

61
May 19, 1999




May 19, 1999

May 19, 1999
September 4, 1998




September 4, 1998

September 4, 1998


BARRINGTON L. SIMON

Mr. Simon has been President and Chief Executive Officer and Director of the Issuer since May 19, 1999. Since 1996 to present, he has been the President of Omega Financial Services, Inc. a Southern Ontario financial planning services firm. Mr. Simon attended a general business degree program at the Stratford Technical College England. Upon immigration to Canada he received recognition and the designation Certified General Account. Mr. Simon has worked for many reputable companies such as Mercantile Bank of Canada (currently known as Citibank), Halton Credit Union, Colortron Photo Services, Taylor Liebow Chartered Accountant and PPG Canada Limited. In addition to working for the above companies, he has owned and operated his own financial services company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of our Common Stock (i) before the Merger as of the date of this Prospectus, and (ii) as adjusted to reflect the shares issued in the Merger, by each person who is known by the Company to own more than 5% of our outstanding Common Stock; each of our directors; and directors of the Company as a group:

Security ownership of certain beneficial owners Security ownership of certain beneficial owners-LIGHT MANAGEMENT GROUP, INC. as of May 19, 1999/Pre-Reorganization/Exchange

Title of
Class
Name/Address of Owner
Shares
Beneficially
Owned
Percent of
Class

Common

Barrington L. Simon
3060 Mainway, Suite 310
Burlington, Ontario Canada L7M1A3



0

0%

Common

Officers and Directors
(1 person)

0

0%

Post-Merger/shown in common stock of the new company

Title of
Class
Name/Address of Owner
Shares
Beneficially
Owned
Percent of Class
Common
Barrington L. Simon
3060 Mainway, Suite 301
Burlington, Ontario Canada
L7M1A3

3,817,832
29.3%
Common
Bryan Latimer
967 Glenwood Avenue
Burlington, Ontario
Canada  L7L 2K1

300,000
2%
Common
Ian Brock
2164 Alconbury Cres.
Burlington, Ontario
Canada   L7P 3C4

20,000
 .001%
Common
Officers and Directors
(3 individuals)
4,137,832
31%

(1) Barrington L. Simon
(2) Ian Brock
(3) Bryan Latimer

Resumes of Post-Merger Officers and Directors

BARRINGTON L. SIMON

Mr. Simon has been President and Chief Executive Officer and Director of the Issuer since May 19, 1999. Since 1996 to present, he has been the President of Omega Financial Services, Inc. a Southern Ontario financial planning services firm. Mr. Simon attended a general business degree program at the Stratford Technical College England. Upon immigration to Canada he received recognition and the designation Certified General Account. Mr. Simon has worked for many reputable companies such as Mercantile Bank of Canada (currently known as Citibank), Halton Credit Union, Colortron Photo Services, Taylor Leibow Chartered Accountant and PPG Canada Limited. In addition to working for the above companies, he has owned and operated his own financial services company.

BRYAN LATIMER

Mr. Latimer, has successfully owned and operated an automobile dealership specializing in the exportation of vehicles, fleet leasing and specialty application vehicles. In addition to being a member of the Chamber of Commerce of Burlington Ontario Canada, Mr. Latimer is registered with the Ontario Minister of Consumer and Commercial Relations, currently known as the OMVIC. Prior to owning his business, Mr. Latimer worked for Daymond Vynal Products, a division of Red Path Sugar, as a distribution coordinator. Mr. Latimer is married with three children and stables standard bred horses.

IAN BROCK

Mr. Brock comes to the Company with a strong sales background working with such companies as York International, as Sales Manager, GE Technical, as Sales Manager, Phillips Industries Engineered Productions, as Sales Engineer and American Standard Engineered Productions, as Sales Engineer. Mr. Brock is currently Pastor of the Brock Faith Ministries in Ontario Canada. He is married with two children.

MARKET PRICE AND DIVIDEND POLICY

Registrants common stock is traded at a value of approximately seven and one half US dollars ($7.50) at close of market May 25, 1999.
The Registrant has never paid a cash dividend, however, Light does anticipate that it will, at some undetermined point in the future, declare a dividend distribution. The value, if any, of the distribution has not been determined and the mere inclusion of this intent to declare a distribution should not in any way be construed as giving a value to such dividend.

DESCRIPTION OF SECURITIES

LIGHT Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares have the ability to elect the directors. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of assets legally available therefor. In the event of liquidation, dissolution or winding up of the Company the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference. The Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable. The Companys Certificate of Incorporation, as amended, authorizes 100,000,000 shares of $.001 par value Common Stock, of which 10,000,000 shares were issued and outstanding as of May 19, 1999. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

Transfer Agent. The Transfer Agent and Registrar for the Common
Stock is General Securities Transfer Agency, Inc. a Stock Transfer Company located at 3614 Calle del Sol NE, Albuquerque.
Warrants.  No LIGHT warrants are outstanding.

LITIGATION

No material legal proceedings are pending to which LIGHT or any of its property is subject and to the knowledge of LIGHT, there are no other proceedings threatened.

ITEM 17.	INFORMATION WITH RESPECT TO LASER

LASER/BUSINESS

Laser was incorporated in Ontario Canada in September 1998. Laser sells and markets a system of light projections that emanate graphics in a colorful and attractive design that is utilized as a marketing technique. With up to 1024 points per object, each object can be displayed with 64 different colors, from a palette of 16.7 million colors. Each palette can be changed continuously to get smooth color changes, fades, color cycling, etc. Software features allow objects to be positioned, rotated, sized, scaled, and distorted. Including, the mapping of objects onto surfaces (i.e. a logo can be put on a waving flag). The software and laser allows the appearance of animated text to fly through the air and/or flying over a landscape. The applications for this product are numerous, including entertainment packages, display of logos, and advertising.

From its inception to the present the business was operated as a private entity. Its current President and Chief Executive Officer Barrington L. Simon has been recruiting personnel, developing the technological structure necessary to operate the laser system, including the process orders, building operating structure, establishing distributor relationships necessary to fulfill the orders.

Security Ownership of Certain Beneficial Owners/Laser Show Systems

(Canada) Ltd., Inc. as of May 19, 1999 Pre-merger

Title of
Class
Name/Address of Owner
Shares
Beneficially
Owned
Percent of
Class
Percent
of Class
Diluted

Common

Barrington L. Simon
3060 Mainway, Suite 301
Burlington, Ontario
Canada
L7M1A3
757
63.1%
29.4%

Common

Officers and Directors
(1 individual)

757

63.1%

29.4%

LASER-SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Companys Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See

FINANCIAL STATEMENTS.

LASER SHOW SYSTEMS (CANADA) LTD.
YEAR ENDED February 15, 1999


Feb 15, 1999
SUMMARY OF OPERATIONS

REVENUES
0
COSTS OF SALES
0
TOTAL OPERATING EXPENSES
146,786
OTHER INCOME
1,073,708
EXTRAORDINARY ITEMS
(147,195)
NET PROFIT
(9.353)
NET PROFIT PER COMMON SHARE
BASIC
(.009)
SUMMARY BALANCE SHEET DATA

TOTAL ASSETS
1,542,143
INFORMATION REGARDING LASER SECURITIES

LASERs stock is not traded.

As of May 19, 1999 LASER had 1,200 shares of common stock outstanding. LASER has never paid a cash dividend and has no present intention of so doing.

There are no recent sales of LASERs unregistered securities to be reported.

LASER MANAGEMENT
BARRINGTON L. SIMON

Mr. Simon has been President and Chief Executive Officer and Director of the Issuer since May 19, 1999. Since 1996 to present, he has been the President of Omega Financial Services, Inc. a Southern Ontario financial planning services firm. Mr. Simon attended a general business degree program at the Stratford Technical College England. Upon immigration to Canada he received recognition and the designation Certified General Account. Mr. Simon has worked for many reputable companies such as Mercantile Bank of Canada (currently known as Citibank), Halton Credit Union, Colortron Photo Services, Taylor Leibow Chartered Accountant and PPG Canada Limited. In addition to working for the above companies, he has owned and operated his own financial services company.

LASER EXECUTIVE COMPENSATION

LASER has not entered into employment agreements with any of its employees

LASER CERTAIN TRANSACTIONS

ITEM 18.	PROXY INFORMATION

FINANCIAL STATEMENTS

Financial Statements-LIGHT

Reports of Independent Auditor, Dated December 31, 1998.

Balance Sheets as of and for the Period Ended March 31, 1999.

Statement of Operation for the years ended two years and for the period ended March 31, 1999.

Financial Statements-LASER

Report of Independent Auditor, Taylor Leibow, dated February 19,
1999.
Balance Sheets as of and for the Period Ended February 19, 1999.

Statement of Operation for the years ended two years and for the period ended February 19, 1999.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.
 This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to make such offer or solicitation in such jurisdiction.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any publication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to make such offer or solicitation in such jurisdiction.

TABLE OF CONTENTS		Page

Available Information		Inside
		Front Cover
Prospectus/Proxy Summary		__
The Companies		__
The Reorganization/Exchange-Summary		__
Risk Factors		__
Terms of Transaction		__
Special Meeting		__
The Transaction		__
Tax Consequences		__
Pro Forma Financial Information		__
Material Contacts with Company Being Acquired		__
Reoffering by Persons Deemed Underwriters		__
Interest of Named Experts and Counsel		__
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities		__
Information with Respect to Registrant		__
LIGHT Business		__
Dilution		__
Capitalization		__
Selected Financial Information		__
Management		__
Principal Stockholders		__
Market Price and Dividend Policy		__
Description of Securities		__
Litigation		__
Information with Respect to LASER		__
LASER Business		__
LASER Selected Financial Information		__
LASER Information Regarding
LASER Securities		__
LASER Management		__
LASER Executive Compensation		__
LASER Certain Transactions		__
Proxy Information		__
Financial Statements		__

	PART II

ITEM 20.	INDEMNIFICATIONS OF OFFICERS AND DIRECTORS

The bylaws of LIGHT do provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The bylaws of LASER also provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Nevada law.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.
ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

This Registration Statement incorporates LIGHTs Form 10QSB filed
April 9, 1999 and the following Exhibits thereto:

EXHIBITS

3.1 Articles of Incorporation/LIGHT
3.2 Articles of Exchange
3.3 Consent of Directors/Light
3.4 Consent of Directors/Laser
3.5 By-Laws LIGHT
10.1 Share Purchase Agreement
10.2 Share Exchange Agreement
13.1 Financial Statements/Laser
13.2 Latest Quarterly Report to Security Holders on
Form 10-Q/Light
		24.	Special Power of Attorney
		27	Financial Data Schedule

The following financial statements are also incorporated by reference to the Form 10-SB:

EXHIBITS

3.1	Articles of Incorporation LIGHT
3.2 	By-Laws LIGHT

The following financial statements are also incorporated by reference to the Form 10-SB:

PRO-FORMA FINANCIAL STATEMENTS LIGHT

Unaudited Pro-Forma Consolidated Balance Sheet as of March 31,
1999
Unaudited Pro-Forma Consolidated Income Statement for the first quarter and nine months ended March 31, 1999.

FINANCIAL STATEMENTS LIGHT

The Financial Statements required by Item 310 of Regulation S-
B (in the form of the latest Annual Report on Form 10-Q) are incorporated by reference in this Prospectus.

FINANCIAL STATEMENTS LASER
The Financial Statements required by Item 310 of Regulation S-
B (in the form of the latest Annual Report on Form 10-Q) are incorporated by reference in this Prospectus, and are set forth in their entirety as Exhibits 13.1 to this Form S-4.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

None.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Prospectus under the heading Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

	Information on this item is set forth in the Prospectus under the heading Use of Proceeds.

RECENT SALES OF UNREGISTERED SECURITIES

	None.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 22.  UNDERTAKINGS

(a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plans annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) that is filed pursuant to paragraph (i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Ontario, Canada, on June 1, 1999.

LIGHT MANAGEMENT GROUP, INC.

By:____________________________
BARRINGTON L. SIMON,
CHAIRMAN OF THE BOARD,
PRESIDENT, CHIEF EXECUTIVE
OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Special Power of Attorney

The undersigned constitute and appoint Barrington L. Simon their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-4 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney0in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

 Signature
Title
Date

/s/Barrington L. Simon
Barrington L. Simon


President, Chief
Executive
Officer,
Director

June 3, 1999

/s/ Bryan Latimer
Bryan Latimer


Director

June 3, 1999

/s/ Ian Brock
Ian Brock


Director

June 3, 1999

EXHIBIT INDEX

Exhibit
Number

Description
Method of Filing
3.1
Articles of Incorporation
Incorporated by
Reference
3.2
Articles of Share Exchange
See Below
3.3
Consent of Directors/Light
See Below
3.4
Consent of Directors/Laser
See Below
3.5
By-Laws
Incorporated by
Reference
10.1
Share Purchase Agreement
See Below
10.2
Share Exchange Agreement
See Below
13.1
Financial Statements of Light
Management Group, Inc.
Incorporated by
Reference
13.2
Financial Statements of Laser Show
Systems (Canada), Ltd.
See Below
13.3
Latest Quarterly Report to Security
Holders on Form 10-Q
Incorporated by
Reference
23.2
Consent of Accountants/Light
See Below
24
Special Power of Attorney
See Signature Page
27
Financial Data Schedule
See Below